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                                                                     Exhibit 1.1

                                  MCLEOD, INC.

                                6,200,000 Shares
                              Class A Common Stock
                                ($.01 par value)

                             Underwriting Agreement



                                                                October __, 1996

Salomon Brothers Inc
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
 As Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         McLeod, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, _________ shares of Class A Common Stock, $.01 par value (the "Common Stock") of the Company, and the persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 514,000 shares of Common Stock (the shares to be issued and sold by the Company and the shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 930,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities").

         1.      Representations and Warranties.

         (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (iii) hereof.

                 (i)      The Company has filed with the Securities and
         Exchange Commission (the "Commission") a registration statement (file number 333-13885) on Form S-1, including a related preliminary prospectus, for the registration under the Securities Act of 1933 (the "Act") of the offering and sale of the Securities. The Company may have filed one or
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         more amendments thereto, including the related preliminary prospectus, each of which have previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule
         430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective
         Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), the Prospectus will not, and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon
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         and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or any Selling Stockholders specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                 (iv) Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto); and, since the respective dates as of which information is given in the
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         Registration Statement and the Prospectus, there has not been any change in the capital stock (other than grants of options and issuances of common stock pursuant to existing employee stock option plans, stock ownership plans or stock purchase plans, repurchases by the Company of its common stock in the ordinary course of business or conversions of outstanding convertible securities) or long-term debt (other than changes as a result of borrowings under the Telecom Credit Facility (as defined in the Prospectus) in the ordinary course of business, maturities, regularly scheduled payments and payments contemplated as a result of the application of proceeds of the offering of the Securities as described in the Prospectus, amortization of debt discount or currency fluctuations) of the Company or any of its subsidiaries.

                 (v) Each of (a) the Company and (b) McLeod Telemanagement, Inc., MWR Telecom, Inc., McLeod Network Services, Inc., MWR Wireless, Inc., McLeod Transit, Inc., McLeod Telecommunications, Inc., Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and Ruffalo, Cody & Associates, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company and the Subsidiaries. Except for the Subsidiaries, the Company has no subsidiaries which, considered in the aggregate as a single subsidiary, would constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the Act.

                 (vi) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

                 (vii) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the
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         Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive or similar contractual rights to subscribe for the Securities being sold by the Company in connection with the issuance and sale thereof by the Company.

                 (viii) There is no pending or, to the Company's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors - Dependence on Regional Bell Operating Companies; US West Centrex Action," "Business - Legal Proceedings," "Management - Investor Agreement," "Management - Compensation Committee Interlocks and Insider Participation," "Certain Transactions" and, with respect to the Telecom Credit Facility (as defined in the Prospectus), "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" fairly summarize the franchises, contracts or other documents therein described.

                 (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                 (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been or will be obtained under the Act and such as may be required under all applicable state securities and blue sky laws of any jurisdiction in connection with the purchase and distribution of the
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         Securities by the Underwriters and such other approvals as have been obtained.

                 (xi) Neither the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, in each case by the Company, will conflict with, result in a breach or violation of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or bound or (assuming compliance with all applicable state securities and blue sky laws and that the Registration Statement has been declared effective and, if required, that the Prospectus has been filed pursuant to Rule 424(b)(1) or 424(b)(4)) any law, rule or regulation applicable to the Company or any of the Subsidiaries or any judgement, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                 (xii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been duly waived.

                 (xiii) McGladrey & Pullen, LLP, who are reporting upon the audited financial statements and schedules included in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                 (xiv) The consolidated financial statements included in the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of the operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements (except as disclosed in the notes thereto or otherwise stated therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements
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         and other pro forma financial information, if any, included in the
         Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 (xv) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, other than defaults (considered in the aggregate) which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

                 (xvi) The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and are in compliance in all material respects with all such certificates, authorities and permits. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, with such exceptions as could not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

                 (xvii) The Company and its subsidiaries have timely filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due and payable (other than taxes, the payment of which are being contested in good faith), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, which could reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries. The provisions for taxes on the books of the Company are
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         adequate in all material respects for all open years and for its current fiscal period.

                 (xviii) The Company and the Subsidiaries (A) are in compliance with all applicable federal, state, local and foreign and other laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license and approval, except, in each case, where such noncompliance with Environmental Law, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

                 (xix) The Company and the Subsidiaries have good and marketable title to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, except, in each case, for such exceptions as are set forth in the Prospectus or which could not reasonably be expected to have a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

                 (xx) The Company together with its subsidiaries own and possess all right, title and interest in and to, or have duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company and its subsidiaries in connection with the business conducted by them (collectively, "Patent and Proprietary Rights") and neither the
         Company nor any of its subsidiaries has received notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, or of any facts which would render
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         any Patent and Proprietary Rights invalid or inadequate to protect the interest of the Company or of its subsidiaries therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries.

                 (xxi) The Company has complied with all provisions of Section 1 of Laws of Florida, Chapter 92-198 Securities-Business with Cuba.

         (b) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

                 (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

                 (ii) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                 (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.
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                 (iv)  Certificates in negotiable form for such Selling
         Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly executed and delivered by such Selling Stockholders, in the form heretofore furnished to you (the "Custody
         Agreement") with          of          , as Custodian (the "Custodian");
         the Securities represented by the certificates so held in custody for such Selling Stockholder are subject to the interests hereunder of the Underwriters, the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                 (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                 (vi) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgement, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements
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thereto made in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of this Section.

         2.      Purchase and Sale.  (a)   Subject to the terms and conditions
and in reliance upon the representations and warranties herein set forth: (i) the Company agrees to sell to the Underwriters __________ shares of Class A Common Stock and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per share (the "Purchase Price"), that proportion of the number of shares of Underwritten Securities set forth in Schedule II opposite the name of the Company which the number of shares of Underwritten Securities set forth in Schedule I opposite the name of the Underwriter bears to the total number of shares of Underwritten Securities, subject, in each case, to adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares; and (ii) each Selling Stockholder agrees to sell to the Underwriters the number of shares of Underwritten Securities set forth in Schedule II opposite the name of such Selling Stockholder, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at the Purchase Price, that proportion of the number of shares of Underwritten Securities set forth in
Schedule II opposite the name of each Selling Stockholder which the number of shares of Underwritten Securities set forth in Schedule I opposite the name of the Underwriter bears to the total number of Underwritten Securities, subject, in each case, to adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 930,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several
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Underwriters are exercising the option and the settlement date.  The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

         3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York
City time, on           , 1996, which date and time may be postponed by
agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by Federal Funds check or checks payable in same day funds or by wire transfer of same day funds to an account or accounts specified by the Company and the Selling Stockholders at least one business day in advance of the Closing Date. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for such Securities shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

         The Company and the Selling Stockholders agree to have the certificates for the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.
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         Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

         If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at One New York Plaza, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested at least three full business days in advance of the settlement date against payment of the purchase price thereof to or upon the order of the Company by Federal Funds check or checks payable in same day funds or by wire transfer of same day funds to an account specified by the Company at least one business day in advance of the settlement date. The Company agrees to have the certificates for the Option Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the settlement date. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5.      Agreements.

         (a)     The Company agrees with the several Underwriters that:

                 (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus without the prior consent of the Representatives (which consent shall not be unreasonably delayed or withheld). Subject to the foregoing sentence, if the Registration Statement has become or
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         becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information with respect to the Registration Statement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) (i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

                 (iii) As soon as reasonably practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                 (v) The Company will cooperate with the Representatives and counsel for the Underwriters in order to register or qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such registrations or qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; provided, however, that in no event shall the Company be obligated to register or qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

                 (vi) The Company will not, for a period of 120 days following the Execution Time, without the prior written consent of Salomon Brothers Inc ("Salomon Brothers"), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may grant options and issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or stock purchase plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

         (b) Each Selling Stockholder agrees with the several Underwriters that they will not during the period of 120 days following the Execution Time, without the prior written consent of Salomon Brothers, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock, other than shares of Common Stock disposed of as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the Underwriters to be bound by the terms of this paragraph (b).

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b)      The Company shall have furnished to the
         Representatives the opinion of counsel for the Company, dated the Closing Date, substantially in the form of Exhibit A.

                 (c)      The Company shall have furnished to the
         Representatives the opinion of Swidler & Berlin, special counsel to the Company on regulatory matters, dated the Closing Date, to the effect that:

                          (i) the statements in the Prospectus under the headings "Risk Factors - Wireline Competition," "Risk Factors
                 - Regulation," "Business - Business Strategy," "Business-Market Potential," "Business - Expansion of Certain Facilities-based Services," "Business - Wireless Services," "Business - Competition" and "Business - Regulation" fairly and accurately summarize the laws, case law, rules and regulations and orders of the Federal Communications Commission ("FCC") and the comparable state regulatory agencies or bodies with direct regulatory jurisdiction over telecommunications matters in the states in which the Company and any of the Subsidiaries provide intrastate services (the "State Regulatory Agencies") and, to the best knowledge of such counsel, the statements in the Prospectus under the headings "Risk Factors - Dependence on Regional Bell Operating Companies; US West Centrex Action" and "Business - Legal Proceedings" fairly and accurately summarize the legal proceedings set forth therein with respect to the US West Centrex Action (as defined in the Prospectus);

                          (ii) the Company and the Subsidiaries possess all material certificates, authorities and permits required by the FCC and State Regulatory Agencies for the provision of the telecommunications services currently provided by the Company and the Subsidiaries, except where the failure to possess such certificates, authorities or permits could not reasonably be expected to have a material adverse effect in the Company and its subsidiaries; and the Company and the Subsidiaries are in compliance in all material respects with such certificates, authorities and permits;

                          (iii) to the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is subject to any pending or threatened action, suit or proceeding before the FCC or any State Regulatory Agency or (with respect to federal or state telecommunications laws) any court of a character required to be disclosed in the Registration Statement, which is not described as required;

                          (iv) no consent, approval, authorization or order of the FCC or any State Regulatory Agency is required for the issuance and sale of the Securities or the consummation of the transactions contemplated hereby; and

                          (v) neither the issuance and sale of the Securities nor the consummation of the transactions contemplated hereby will result in a breach or violation of any law, rule, regulation, judgment, order or decree of the FCC or any State Regulatory Agency applicable to the Company or any of the Subsidiaries.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of public officials and responsible officers of the Company, including certificates that define the scope of the telecommunications services provided by the Company and the Subsidiaries.

                 (d) The Selling Stockholder shall have furnished to the Representatives the opinion of Shuttleworth & Ingersoll P.C., their counsel, dated the Closing Date, to the effect that:

                          (i) this Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholders, the Custody Agreement is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

                          (ii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

                          (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                          (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any judgement, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper and reasonable, on certificates of the Selling Stockholders and public officials.

                 (e) The Representatives shall have received from Mayer, Brown & Platt, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) the Registration Statement has become effective
                 under the Act; any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                          (iii) since the date of the most recent audited
                 financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business, prospects or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

                 (h) At the Execution Time and at the Closing Date, McGladrey & Pullen, LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them, as applicable, comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards)
         which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1995, nothing came to their attention which caused them to believe that:

                                  (1)      any unaudited financial statements
                          included in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; or

                                  (2)      with respect to the period
                          subsequent to September 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the September 30, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1996 to such specified date as compared with the corresponding period in the preceding year, there were any decreases in telecommunications revenue or increases in operating loss or net loss of the Company and its subsidiaries, except in all instances for such changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                          (iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registrations Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                 References to the Prospectus in this paragraph (h) includes any supplement thereto at the date of the letter.

                 (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change, decrease or increase specified in the letter or letters referred to in paragraph (f)(ii)(2) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, prospects or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from Allsop Venture Partners III L.P. and each director and officer of the Company, addressed to the Representatives, in which each such person or entity agrees not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or entity or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the Execution Time without the prior written consent of Salomon Brothers, except in the case of each of such persons and entities, shares of Common Stock disposed of as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the Underwriters to be bound by the terms of this paragraph (j).

                 (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone confirmed in writing.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives or any Selling Stockholder specifically for inclusion therein; and provided, further, that the foregoing indemnity agreement with respect to any Preliminary Prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting or causing any such losses, claims, damages or liabilities purchased Securities (or to the benefit of any person controlling such Underwriter or any directors, officers, employees and agents of each Underwriter), if a copy of the Preliminary Prospectus or the Prospectus (as amended or supplemented, if the Company shall have timely furnished the Underwriters with sufficient copies thereof) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person and if the Preliminary Prospectus or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

         (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and in the [first through sixth] paragraphs under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

         (d)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholders or the Underwriters. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the

Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Underwritten Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such nondefaulting Underwriters do not purchase all such Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section

8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at McLeod, Inc., Town Centre, 221 Third Avenue, S.E., Suite 500, Cedar Rapids, Iowa 52401, attention of the legal department; or if sent to the Selling Stockholders, will be mailed, delivered or sent by facsimile transmission and confirmed to them at the addresses set forth on Schedule II hereto.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   MCLEOD, INC.



                                   By:
                                      ------------------------------------------
                                        Blake O. Fisher, Jr.
                                        Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated

By:  Salomon Brothers Inc



By:
     ------------------------------------------
     Charles K. Bobrinskoy
     Managing Director


For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By:
   ------------------------------------------------



By:
   ------------------------------------------------


For the Selling Stockholders named
in Schedule II to the foregoing
Agreement.

                                   SCHEDULE I


                                                                          Number of Shares of
                                                                        Underwritten Securities
Underwriters                                                                To Be Purchased
------------                                                            -----------------------
Salomon Brothers Inc
Bear, Stearns & Co. Inc.

Morgan Stanley & Co. Incorporated






                                                                              --------------

      Total  . . . . . . . . . . . . . . . . . .

                                  SCHEDULE II



                                                                          Number of Shares of
                                                                        Underwritten Securities
                                                                               To Be Sold
                                                                           ------------------
McLeod, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .

Steven C. Gray  . . . . . . . . . . . . . . . . . . . . . . . . . .                 150,000

James L. Cram . . . . . . . . . . . . . . . . . . . . . . . . . . .                 170,000

Casey D. Mahon  . . . . . . . . . . . . . . . . . . . . . . . . . .                  60,000

Kirk E. Kaalberg  . . . . . . . . . . . . . . . . . . . . . . . . .                  40,000

Michael Brown . . . . . . . . . . . . . . . . . . . . . . . . . . .                  50,000

Albert P. Ruffalo . . . . . . . . . . . . . . . . . . . . . . . . .                  20,000

Laura L. Dement . . . . . . . . . . . . . . . . . . . . . . . . . .                  12,000

Joseph P. Cunningham  . . . . . . . . . . . . . . . . . . . . . . .                  12,000

                                                                       EXHIBIT B

                          [Letterhead of Stockholder]

                                  McLeod, Inc.
                                  ------------
                    Public Offering of Class A Common Stock
                    ---------------------------------------
                                                                          , 1996

Salomon Brothers Inc
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated
 As Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

                 This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between McLeod, Inc., a Delaware corporation (the "Company"), certain Selling Stockholders named therein and each of you as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $.01 par value (the "Common Stock"), of the Company.

                 In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 120 days following the day on which the Underwriting Agreement is executed without the prior written consent of the Representatives, except shares of Common Stock disposed of as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the Underwriters to be bound by the terms of this letter.

                 If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                        Yours very truly,